SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2005
FILE NUMBER 811-1424
SERIES NO.: 7


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                  116,957
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   26,105
              Class C                    7,417
              Class R                      328
              Institutional Class          381


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 10.35
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $  9.77
              Class C                  $  9.77
              Class R                  $ 10.25
              Institutional Class      $ 10.56